S&P 500â Geared FundSM, Inc.

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Sub-Advisory Agreement between the Registrant and BlackRock Investment Management, LLC is hereby incorporated by reference to Appendix B of Schedule 14A (Definitive Proxy Statement) filed on June 30, 2006 (SEC Accession No. 0001193125-06-140869).